UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2008

TOMOTHERAPY INCORPORATED
(Exact name of registrant as specified in its charter)
Wisconsin
(State or other jurisdiction of incorporation)

001-33452	39-1914727
(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way
Madison, Wisconsin	53717
(Address of principal executive offices)	(Zip Code)
(608) 824-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Stock Purchase Agreement
Shareholder Agreement
Investors' Rights Agreement
Limited Exclusive License Agreement
Amendment One to Limited Exclusive Patent License Agreement
Limited Exclusive Sublicense Agreement
Press Release

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 25, 2008, TomoTherapy Incorporated (“TomoTherapy” or the “Company”) announced the formation of a new entity, Compact Particle Acceleration Corporation (“CPAC”), to develop a low-cost, compact proton therapy system featuring a dielectric wall accelerator (“DWA”).
     The DWA technology, which resulted from defense-related research at Lawrence Livermore National Laboratory (“LLNL”), has the potential to bring fixed and rotational intensity-modulated proton therapy (“IMPT”) into the medical mainstream. It is distinct from current particle accelerator technology in that energies of 200 MeV are expected to be achieved within a relatively compact structure that fits in a standard therapy treatment room as compared to other technologies that require significantly more space and weight-bearing capacity (up to several hundred tons).
     The Company and CPAC also announced the initial closing of the first phase of financing for this initiative, which will include investment by potential customers and other third parties. As part of this transaction, outside investors will contribute cash in exchange for common stock of CPAC in a series of three tranches. CPAC has two series of common stock: Series A common stock and Series B common stock. Potential customers may choose to purchase Series A common stock, at a purchase price of $1.00 per share, or Series B common stock, at a purchase price of $0.57 per share, each of which carries different rights. Assuming the DWA-based particle therapy system is successfully developed, FDA 510(k) clearance is received for it, and it is manufactured for sale, at that point each customer holding or having the right to purchase a minimum number of shares of Series A common stock will be given the option to purchase a DWA-based particle therapy system at market price prior to making deliveries to persons who are not shareholders of CPAC.
     TomoTherapy is contributing certain intellectual property rights related to the DWA for all fields of use to CPAC in exchange for Series A common stock. CPAC anticipates additional investment from third parties over the next several months. TomoTherapy anticipates that it will own a minority interest in CPAC and there will likely be other investors who will own a greater percentage of CPAC. Additional phased financing will be linked to achieving key technological milestones, with an expected total investment of up to $50 million for all investors.
     TomoTherapy retains, at its option at any time after April 27, 2010, the right to obtain exclusive rights to the underlying intellectual property for the medical field in exchange for the obligation to purchase all of the Series A common stock held by customers and a small portion of the Series B common stock held by investors. CPAC would then continue to be able to commercialize the underlying DWA technology in all fields other than the medical field. The purchase price for TomoTherapy to exercise this call option is equal to a maximum 20% compounded annual return for the Series A common stock being purchased. For the Series B common stock, the call price would be up to approximately the rate of return that would accrue on the total amount invested to purchase all the compounded Series B common stock held by such investor at a 50% compounded annual rate of return. Customers and other investors purchasing Series B common stock will have certain registration rights and likely will own of majority CPAC’s common stock after TomoTherapy’s exercise of the call.
     CPAC will have a five person board of directors. Two directors will be appointed by the Company, one director will be appointed by the holders of a majority of the Series A common stock (other than TomoTherapy), one director will be appointed by the holders of a majority of the Series B common stock, and one director will be the then-current chief executive officer of CPAC. Initially, the chief executive officer will be Shawn D. Guse, who is also Vice President and General Counsel of the Company.
     On April 28, 2008, Company issued a press release entitled “New Entity to Develop Compact Proton Therapy System” A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
          (d) Exhibits.

Number	Description

10.1	Stock Purchase Agreement dated as of April 25, 2008 by and among Compact Particle Acceleration Corporation, TomoTherapy Incorporated and the other shareholders named therein.

10.2	Shareholder Agreement dated as of April 25, 2008 by and among Compact Particle Acceleration Corporation, TomoTherapy Incorporated and the other shareholders named therein.

10.3	Investors’ Rights Agreement for Compact Particle Acceleration Corporation dated as of April 25, 2008 by and among Compact Particle Acceleration Corporation, TomoTherapy Incorporated and the other shareholders named therein.

10.4*	Limited Exclusive License Agreement for Dielectric Wall Accelerator Technology for Particle and Radiotherapy dated as of February 23, 2007 between The Regents of the University of California and TomoTherapy Incorporated.

10.5*	Amendment One dated as of April 8, 2008 to Limited Exclusive Patent License Agreement for Dielectric Wall Accelerator Technology for Particle and Radiotherapy between Lawrence Livermore National Security, LLC and TomoTherapy Incorporated.

10.6*	Limited Exclusive Sublicense Agreement dated as of April 25, 2008 for Dielectric Wall Accelerator Technology between TomoTherapy Incorporated and Compact Particle Acceleration Corporation.

99.1	Press Release dated April 28, 2008, titled “TomoTherapy Participates in New Venture to Develop a Compact Proton Therapy System”.

*	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Form 8-K and submitted separately to the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED
Dated: April 28, 2008	By:	/s/ Stephen C. Hathaway
Stephen C. Hathaway
Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Stock Purchase Agreement dated as of April 25, 2008 by and among Compact Particle Acceleration Corporation, TomoTherapy Incorporated and the other shareholders named therein.

10.2	Shareholder Agreement dated as of April 25, 2008 by and among Compact Particle Acceleration Corporation, TomoTherapy Incorporated and the other shareholders named therein.

10.3	Investors’ Rights Agreement for Compact Particle Acceleration Corporation dated as of April 25, 2008 by and among Compact Particle Acceleration Corporation, TomoTherapy Incorporated and the other shareholders named therein.

10.4*	Limited Exclusive License Agreement for Dielectric Wall Accelerator Technology for Particle and Radiotherapy dated as of April 23, 2007 between The Regents of the University of California and TomoTherapy Incorporated.

10.5*	Amendment One dated as of February 8, 2008 to Limited Exclusive Patent License Agreement for Dielectric Wall Accelerator Technology for Particle and Radiotherapy between Lawrence Livermore National Security, LLC and TomoTherapy Incorporated.

10.6*	Limited Exclusive Sublicense Agreement dated as of April 25, 2008 for Dielectric Wall Accelerator Technology between TomoTherapy Incorporated and Compact Particle Acceleration Corporation.

99.1	Press Release dated April 28, 2008, titled “TomoTherapy Participates in New Venture to Develop a Compact Proton Therapy System”.

*	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Form 8-K and submitted separately to the Securities and Exchange Commission.